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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): May 8, 2003



                                VITAL SIGNS, INC.
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             (Exact name of registrant as specified in its charter)


            New Jersey                 0-18793                 11-2279807
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(State or other jurisdiction of       (Commission            (IRS Employer
 incorporation or organization)       File Number)          Identification No.)


       20 Campus Road, Totowa, New Jersey                         07512
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    (Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code:        (973) 790-1330
                                                   -----------------------------




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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
INFORMATION AND EXHIBITS.

(c) Exhibits

As described in Item 9 of this Report, the following Exhibit is furnished as part of this Current Report on Form 8-K: 99.1 Press Release of Vital Signs, Inc. dated May 8, 2003.

ITEM 9.  REGULATION FD DISCLOSURE.

On May 8, 2003, Vital Signs, Inc. (the "Company") issued a press release regarding results for the three and six months ended March 31, 2003. A copy of this press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K and the press release attached hereto are being furnished by the Company pursuant to Item 12 of Form 8-K, insofar as they disclose historical information regarding the Company's results of operations for the three and six months ended March 31, 2003 and statement of condition as of March 31, 2003.

In accordance with General Instruction B.6 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

The annexed press release supplements the Company's disclosure of its net revenues for the three and six months ended March 31, 2003 with a disclosure of such net revenues as adjusted for an additional rebate allowance of $3.3 million recognized during the quarter ended March 31, 2003. Such adjusted net revenue amount constitutes a Non-GAAP Financial Measure under Regulation G of the Securities and Exchange Commission. The annexed press release contains a reconciliation of such Non-GAAP Financial Measure to net revenues, which represents the most directly comparable financial measure calculated and presented in accordance with generally accepted accounting principles
("GAAP"). The Company's management believes that the presentation of net revenues adjusted to exclude the additional rebate allowance provides useful information to investors by allowing a more direct comparison between the revenues in the comparable periods, inasmuch as the prior year periods did not contain a significant rebate allowance. The Company believes that the size of the additional rebate allowance in the current period makes it especially important for readers to understand the change in revenues independent of the rebate allowance factor.

The annexed press release supplements (on both a gross and per share basis) the disclosure of income from continuing operations by also disclosing a figure that represents income from continuing operations for the three and six months ended March 31, 2003 less the after-tax effect of:

   o  the additional rebate allowance;

   o  a tax provision related to an IRS examination,




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   o  the incremental interest expense incurred in connection with that tax provision;

   o  the write-off of the balance of the Company's investment in China; and

   o  certain costs relating to the discontinuance of a public offering.

In a related disclosure, the annexed press release supplements (on both a gross and per share basis) the disclosure of income from continuing operations by also disclosing a figure that represents income from continuing operations less the after-tax effect of eliminating, for the three and six months ended March 31, 2002, income recorded in connection with a successful patent litigation and eliminating revenue and earnings related to a one-time licensing fee. Again, the Company believes that this presentation provides useful information to investors by eliminating factors that only impact one of the periods and thereby allowing a more direct comparison between fiscal 2003 and fiscal 2003.

The adjustments made (on both a gross and per share basis) in the annexed press release to income from continuing operations constitute Non-GAAP Financial Measures under Regulation G of the Securities and Exchange Commission. The annexed press release contains a reconciliation of such Non-GAAP Financial Measures to the applicable income from continuing operations amounts, which represent the most directly comparable financial measures calculated and presented in accordance with GAAP.



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                                    SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      VITAL SIGNS, INC.


                                      By:  /s/ Jay Sturm
                                         ---------------------------------------
                                         Name:  Jay Sturm
                                         Title: Secretary

Date:  May 8, 2003




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                                  EXHIBIT INDEX


Exhibit No.       Description
------------      -----------
    99.1          Press release, dated May 8, 2003, issued
                  by the Company



                             STATEMENT OF DIFFERENCES

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